LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

I, Richard D. Daniels, as a prospective director of SVB Financial Group and subsidiaries, appoint Annie Loo, Leeann Overstreet, Desiree Combs, and Wei Sun each of them, my true and lawful attorney-in-fact and agent to complete and execute Forms 144, Forms 3, 4 and 5 and other forms as the attorney determines in his or her discretion are required or advisable pursuant to Rule 144 under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) or the Securities and Exchange Commission's rules and regulations, or any successor laws or regulations, as a consequence of my ownership, acquisition or disposition of securities of SVB Financial Group, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, and other person or agency as the attorney deems appropriate. I ratify and confirm all that the attorneys-in-act and agents do or cause to be done.

This Limited Power of Attorney is executed in Alamo, CA as of the date below and shall remain effective unless I am no longer required to complete said forms or until my revocation in writing of this Limited Power of Attorney.

                                  	Signature


                                  	Name: Richard D. Daniels
					________________________
      					Dated:  Oct 15, 2020

Witness:
/s/Phyllis Daniels
______________________
Name:	Phyllis Daniels				Dated:  10/15/2020
	_______________					__________

/s/Richard Daniels
______________________
Name:	Richard Daniels				Dated: 	10/15/2020
							__________